                                                                EXHIBIT (d)(5)

                         NOTICE OF GUARANTEED DELIVERY

                                      for
                        Tender of Shares of Common Stock
                       (Including the Associated Rights)
                                       of

                         GLOBAL MOTORSPORT GROUP, INC.

                                       at
                              $21.75 Net per Share
                                       by

                         Global Motorsport Group, Inc.

                   (Not to be Used for Signature Guarantees)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $.001 per share (the "Common Stock"), including the associated rights to purchase shares of Common Stock issued pursuant to the Rights Agreement between Global Motorsport Group, Inc., a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company, dated as of November 13, 1996 (the "Rights" and, together with the Common Stock, the "Shares"), of the Company are not immediately available or time will not permit all required documents to reach American Stock Transfer & Trust Company as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "THE TENDER OFFER--Section 1. Terms of the Offer" of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See "THE TENDER OFFER--Section 3. Procedure for Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                    American Stock Transfer & Trust Company


             By Mail, Hand or Overnight Delivery:                By Facsimile Transmission:
                      40 Wall Street                          (For Eligible Institutions Only)
                        46th Floor                                     (718) 234-5001
                New York, New York 10005

                                                               Confirm Receipt of Facsimile
                                                                      by Telephone:
                                                                     (718) 921-8200

     NEITHER DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE NOR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL CONSTITUTE A VALID
DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Global Motorsport Group, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 13, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "THE TENDER OFFER--Section 3. Procedure for Tendering Shares" of the Offer to Purchase.


Series and Certificate Nos. of Shares (if available):

----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001                               Name(s) of Record Holder(s)

Certificate Nos.
                ---------------------------                 ------------------------------------------------

Number of  Shares Tendered
                           ----------------                 ------------------------------------------------
                                                                        PLEASE TYPE OR PRINT


                                                            ------------------------------------------------

                                                            Address(es):
                                                                         -----------------------------------

                                                            ------------------------------------------------
                                                                                                   ZIP CODE
                                                            Tel. No.: (   )
                                                                     ---------------------------------------
                                                                     (Area Code)

                                                            Signature(s):
                                                                         -----------------------------------

                                                            Dated:
                                                                   -----------------------------------------
----------------------------------------------------------------------------------------------------------------


Check box if Shares will be delivered by book-entry transfer: [ ]


Account No.:
             --------------------------


                                   GUARANTEE

                 (NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

  The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at its address set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust
Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ National Market System trading days.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share
Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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


-----------------------------------            -----------------------------------
          Name of Firm                                Authorized Signature

                                               Title:
-----------------------------------                    ---------------------------
             Address

                                               Name:
-----------------------------------                  ----------------------------
                           Zip Code                      Please Type or Print

                                               Dated:                       , 199
-----------------------------------                   ----------------------     -
Telephone No. (including Area Code)


  DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.